UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2009

Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11681 (Commission File Number)	22-3439443 (IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code:  (201) 934-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On April 20, 2009, Footstar, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 announcing the declaration of a $2.00 per common share cash distribution, payable on May 6, 2009 to holders of record at the close of business on April 30, 2009.  The payment of the distribution is contingent upon approval of the plan of complete dissolution and liquidation of the Company at the special meeting of shareholders to be held on May 5, 2009 as outlined in the Company’s definitive proxy statement which was filed with the Securities and Exchange Commission on April 6, 2009.

Information regarding the Company’s plan of complete dissolution and liquidation and the special meeting of the Company’s shareholders to be held on May 5, 2009 is contained in the definitive proxy statement relating to the special meeting filed by the Company with the Securities and Exchange Commission on April 6, 2009.  You should read the Company’s proxy statement because it contains important information. Subsequent to the date of mailing of the proxy statement, the Company determined to increase the contingent dividend described in the proxy statement from $1.90 to $2.00 per share, as described in this press release. Copies of the Company’s proxy statement are available without charge on the SEC’s Internet website at www.sec.gov and on the Company’s website at http://www.footstar.com/financial/proxy.   Shareholders may also request a free copy of the proxy statement by contacting Maureen Richards, Sr. Vice President, General Counsel and Corporate Secretary at 933 MacArthur Boulevard, Mahwah, New Jersey 07430 or by  telephone at 201-934-2000.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Press release of Footstar, Inc., dated April 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.

Date: April 20, 2009	By:	/s/ Maureen Richards
		Name:	Maureen Richards

		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Footstar, Inc., dated April 20, 2009.